EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-2 filed on Form S-1 of PDG Environmental, Inc. of our report dated January 12, 2007with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report on Form 10-K/A for the year ended January 31, 2006. We also consent to the reference to our Firm in the Experts section of this registration statement.

/s/ Malin Bergquist & Company, LLP

Pittsburgh, Pennsylvania February 15, 2007